Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
General Finance Corporation:
     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-129830 (“Registration Statement”) of our opinion dated October 20, 2005 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

LaRUE, CORRIGAN & McCORMICK LLP
Woodland Hills, California
January 3, 2005